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                                                                       Exhibit 1





  NEWS RELEASE
------------------------
  SITRICK AND COMPANY INC.
      LOS ANGELES/NEW YORK


                                         CONTACT:    SITRICK AND COMPANY, INC.
                                                     MICHAEL SITRICK
                                                     ANN JULSEN
                                                     (310) 788-2850

                                                     RICHARD WOOL
                                                     (212) 755-2850


FOR IMMEDIATE RELEASE
---------------------

               SALE OF VIRTUALLY ALL MORTGAGE SERVICING ASSETS OF
                           LOMAS MORTGAGE USA CLOSES


           DALLAS, TX -- JANUARY 31, 1996 -- Lomas Financial Corporation today said that its wholly owned subsidiary, Lomas Mortgage USA, today closed the previously announced sale of virtually all of its mortgage servicing assets to First Nationwide Mortgage Corporation, a subsidiary of First Nationwide Bank.

                                      ###





444 MADISON AVENUE, SUITE 409
NEW YORK, NY 10022-6999
(212) 755-2850  FAX: (212) 755-2855





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